Exhibit 31

EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Jim Buccola, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on

Form 10-K of the CF 2019-CF2 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Citibank, N.A., as Trustee, Citibank, N.A., as Certificate Administrator, Citibank, N.A., as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, U.S. Bank National Association, as Servicing Function Participant, KeyBank National

Association as Special Servicer with respect to the Stanwix Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Grand Canal Shoppes Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Grand Canal Shoppes Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grand Canal Shoppes Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Grand Canal Shoppes Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Grand Canal Shoppes Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Woodlands Mall Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Woodlands Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Woodlands Mall Mortgage Loan, Citibank, N.A., as Custodian for the Woodlands Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Woodlands Mall Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Woodlands Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Centre Mortgage Loan, Trimont Real Estate Advisors, LLC, as Special Servicer for The Centre Mortgage Loan prior to June 11, 2021, CWCapital Asset Management LLC, as Special Servicer for The Centre Mortgage Loan on and after June 11, 2021, Wilmington Trust, National Association, as Trustee for The Centre Mortgage Loan, Citibank, N.A., as Custodian for The Centre Mortgage Loan, Pentalpha Surveillance LLC,

Exhibit 31

as Operating Advisor for The Centre Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for The Centre Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Liberty MA Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Liberty MA Portfolio Mortgage Loan prior to July 14, 2021, LNR Partners, LLC, as Special Servicer for the Liberty MA Portfolio Mortgage Loan on and after July 14, 2021, Wells Fargo Bank, National Association, as Trustee for the Liberty MA Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Liberty MA Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Liberty MA Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Liberty MA Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Uline Arena Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Uline Arena Mortgage Loan prior to July 14, 2021, LNR Partners, LLC, as Special Servicer for the Uline Arena Mortgage Loan on and after July 14, 2021, Wells Fargo Bank, National Association, as Trustee for the Uline Arena Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Uline Arena Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Uline Arena Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Uline Arena Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marriott SpringHill Suites and Towneplace Suites Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Beverly Hills BMW Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Beverly Hills BMW Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beverly Hills BMW Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beverly Hills BMW Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Beverly Hills BMW Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beverly Hills BMW Mortgage Loan on and after November 1, 2021.

Dated: March 23, 2022

/s/ Jim Buccola

Executive Managing Director

(senior officer in charge of securitization of the depositor)